UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

Financial Gravity Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34770	20-4057712
(Commission File Number)	(IRS Employer Identification No.)

800 N. Watters Rd., Suite 150, Allen, Texas 75013

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (469) 342-9100

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2019, Financial Gravity Companies, Inc. (“Financial Gravity”) and Presidential Brokerage, Inc., a California corporation (“Presidential”), a full service brokerage and wealth management firm, entered into a definitive agreement under which Financial Gravity will acquire Presidential in an all-stock transaction. Under the terms of the agreement, which has been unanimously approved by the Board of Directors at both firms, existing Financial Gravity shareholders will have approximately 50% ownership stake in the combined company, and existing Presidential shareholders will have approximately 50% ownership stake in the combined company, on a fully diluted basis.

The transaction is subject to shareholder approval, receipt of regulatory approvals and other customary closing conditions, and is expected to close prior to year-end 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Gravity Companies, Inc.
(Registrant)

By:	/s/ Scott Winters
Name: Scott Winters Title: Chief Executive Officer/Co-Chairman of the Board

Date: October 4, 2019

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